Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan of Mercurity Fintech Holding Inc. of our reports dated April 28, 2021, with respect to the consolidated financial statements of Mercurity Fintech Holding Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Shanghai Perfect C.P.A Partnership

Shanghai, the People’s Republic of China

September 24, 2021